                                                                    Exhibit 2.01



                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                           LIBERTY MEDIA CORPORATION,

                                 LMC CAPITAL LLC

                        LIBERTY PROGRAMMING COMPANY LLC,

                               LIBERTY DMX, INC.,

                               LMC MUSIC, INC. and

                              LDIG MERGER SUB, INC.



                          Dated as of February 5, 2002

                                TABLE OF CONTENTS


                                                                                               Page
                                                                                               ----
ARTICLE I    CONVERSION OF LIBERTY DIGITAL SERIES C CONVERTIBLE
             PREFERRED STOCK.................................................................    1
ARTICLE II   CONTRIBUTION TO CAPITAL OF LMC CAPITAL BY LIBERTY MEDIA.........................    2
ARTICLE III  CONTRIBUTION TO CAPITAL OF LIBERTY PROGRAMMING BY LMC
             CAPITAL.........................................................................    2
ARTICLE IV   CONTRIBUTION TO CAPITAL OF LIBERTY DMX BY LIBERTY PROGRAMMING ..................    2
ARTICLE V    CONTRIBUTION TO CAPITAL OF MERGER SUB BY LIBERTY DMX AND
             LMC MUSIC.......................................................................    2
   Section 5.1    Contribution of Liberty DMX................................................    2
   Section 5.2    Contribution of LMC Music..................................................    3
ARTICLE VI   THE MERGER......................................................................    3
   Section 6.1    The Merger.................................................................    3
   Section 6.2    Effective Time of the Merger...............................................    3
   Section 6.3    Effect of The Merger.......................................................    3
   Section 6.4    Certificate of Incorporation and Bylaws....................................    4
   Section 6.5    Conversion of Securities...................................................    4
   Section 6.6    Payment in Lieu of Fractional Shares.......................................    4
   Section 6.7    Treatment of Outstanding Options and Stock Appreciation Rights.............    5
   Section 6.8    Exchange of Shares.........................................................    6
ARTICLE VII  IRS CLASSIFICATION..............................................................    7
ARTICLE VIII APPRAISAL RIGHTS................................................................    7
ARTICLE IX   CLOSING.........................................................................    7
   Section 9.1    Closing....................................................................    7
   Section 9.2    Conditions to Closing......................................................    8
   Section 9.3    Deliveries at Closing......................................................    8
ARTICLE X    TERMINATION.....................................................................    9
   Section 10.1   Termination................................................................    9
   Section 10.2   Effect of Termination......................................................    9
ARTICLE XI   MISCELLANEOUS...................................................................   10
   Section 11.1   No Third-Party Rights......................................................   10
   Section 11.2   Notices....................................................................   10
   Section 11.3   Entire Agreement...........................................................   10
   Section 11.4   Amendment, Modification or Waiver..........................................   10
   Section 11.5   Binding Effect; Benefit; Successors And Assigns............................   10
   Section 11.6   Severability...............................................................   11
   Section 11.7   Specific Performance.......................................................   11
   Section 11.8   Further Assurances.........................................................   11
   Section 11.9   Miscellaneous..............................................................   11

                      AGREEMENT AND PLAN OF REORGANIZATION


                  Agreement and Plan of Reorganization (the "Agreement"), dated as of February 5, 2002, among Liberty Media Corporation, a Delaware corporation ("Liberty Media"), LMC Capital LLC, a Delaware limited liability company ("LMC Capital"), Liberty Programming Company LLC, a Delaware limited liability company ("Liberty Programming"), Liberty DMX, Inc., a Delaware corporation ("Liberty DMX"), LMC Music, Inc., a Delaware corporation ("LMC Music") and LDIG Merger Sub, Inc., a Delaware corporation ("Merger Sub").

                                    RECITALS


                  A. Each of the parties to this agreement other than Liberty Media is a direct or indirect subsidiary of Liberty Media. The parties desire to effect the transactions set forth in this Agreement in connection with Liberty Media's acquisition of the minority publicly-held interest in Liberty Digital, Inc., a Delaware corporation and majority owned subsidiary of Liberty Media ("Liberty Digital"), which acquisition was approved by Liberty Media's Board of Directors on October 11, 2001.

                  B. Liberty Media beneficially owns more than 90% of the outstanding voting stock of Liberty Digital.

                  C. LMC Capital is a direct wholly-owned subsidiary of Liberty Media.

                  D. Liberty Programming is a direct wholly-owned subsidiary of LMC Capital.

                  E. Liberty DMX is a direct wholly-owned subsidiary of Liberty Programming.

                  F. Merger Sub is a direct, wholly-owned subsidiary of Liberty DMX, and shall be owned, immediately following the contributions contemplated by
Article V of this Agreement, 96.7077% by Liberty DMX and 3.2923% by LMC Music.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                     CONVERSION OF LIBERTY DIGITAL SERIES C
                           CONVERTIBLE PREFERRED STOCK

                  Pursuant to Paragraph 5(m) of the Certificate of Designations of the Liberty Digital Series C Convertible Preferred Stock, par value $0.01 per share (the "Liberty Digital Series C Convertible Preferred Stock"), prior to the Closing Date (as hereinafter defined in Section 9.1) Liberty DMX shall convert 150,000 shares of Liberty Digital Series C Convertible Preferred Stock held of record by Liberty DMX into an aggregate of 25,751,072.96 shares of Series B common stock of Liberty Digital, par value $0.01 per share (the "Liberty Digital Series

B Common Stock"), at a conversion rate of 171.67382 fully paid and non-assessable shares of Liberty Digital Series B Common Stock for one share of Liberty Digital Series C Convertible Preferred Stock.

                                   ARTICLE II

             CONTRIBUTION TO CAPITAL OF LMC CAPITAL BY LIBERTY MEDIA

                  Liberty Media hereby agrees to grant, assign, transfer, deliver and convey to LMC Capital at the Closing Date, effective immediately prior to the Effective Time (as hereinafter defined in Section 6.2) of the Merger, as a contribution to capital and without further consideration, up to 5,331,000 shares (the "Liberty Media Shares") of the Series A common stock, par value $0.01 per share, of Liberty Media (the "Liberty Media Series A Common Stock"). LMC Capital hereby agrees to acquire, accept and receive all of Liberty Media's rights, title and interests in and to the Liberty Media Shares.

                                  ARTICLE III

                 CONTRIBUTION TO CAPITAL OF LIBERTY PROGRAMMING
                                 BY LMC CAPITAL

                  LMC Capital hereby agrees to grant, assign, transfer, deliver and convey to Liberty Programming at the Closing, effective immediately prior to the Effective Time of the Merger, as a contribution to capital and without further consideration, the Liberty Media Shares. Liberty Programming hereby agrees to acquire, accept and receive all of LMC Capital's rights, title and interests in and to the Liberty Media Shares.

                                   ARTICLE IV

                     CONTRIBUTION TO CAPITAL OF LIBERTY DMX
                             BY LIBERTY PROGRAMMING

                  Liberty Programming hereby agrees to grant, assign, transfer, deliver and convey to Liberty DMX at the Closing, effective immediately prior to the Effective Time of the Merger, as a contribution to capital and without further consideration, the Liberty Media Shares. Liberty DMX hereby agrees to acquire, accept and receive all of Liberty Programming's rights, title and interests in and to the Liberty Media Shares.

                                   ARTICLE V

       CONTRIBUTION TO CAPITAL OF MERGER SUB BY LIBERTY DMX AND LMC MUSIC

SECTION 5.1       CONTRIBUTION OF LIBERTY DMX.

                  At the Closing, effective immediately prior to the Effective Time of the Merger, Liberty DMX shall grant, assign, transfer, deliver and convey to Merger Sub as a contribution to capital: (i) all shares of Series A common stock, par value $0.01 per share of Liberty Digital (the

"Liberty Digital Series A Common Stock") owned by Liberty DMX, (ii) all shares of Liberty Digital Series B Common Stock owned by Liberty DMX and (iii) the Liberty Media Shares (all such securities referenced in clauses (i), (ii) and (iii) are collectively referred to herein as the "Assets"), in exchange for 96.7077% of the issued and outstanding common stock, par value $0.01 per share of Merger Sub ("Merger Sub Common Stock"). Merger Sub hereby agrees to acquire, accept and receive all of Liberty DMX's rights, title and interests in and to the Assets as provided herein.

SECTION 5.2       CONTRIBUTION OF LMC MUSIC.

                  At the Closing, effective immediately prior to the Effective Time of the Merger, LMC Music shall grant, assign, transfer, deliver and convey to Merger Sub as a contribution to capital, all shares of Liberty Digital Series A Common Stock owned by Liberty Music, in exchange for 3.2923% of the issued and outstanding Merger Sub Common Stock. Merger Sub hereby agrees to acquire, accept and receive all of Liberty Music's rights, title and interests in and to such shares of Liberty Digital Series A Common Stock as provided herein.

                                   ARTICLE VI
                                   THE MERGER

SECTION 6.1       THE MERGER.

                  In accordance with and subject to the provisions of this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into Liberty Digital pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), and the separate existence of Merger Sub shall cease, and Liberty Digital shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") under the laws of the State of Delaware (the "Merger").

SECTION 6.2       EFFECTIVE TIME OF THE MERGER.

                  Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, Merger Sub shall cause to be filed a certificate of ownership and merger or other appropriate documents (in any case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL, as shall be necessary or desirable in connection with the Merger. The Merger shall become effective at the time specified in the Certificate of Merger, or if no time is specified, then upon filing the Certificate of Merger with the Secretary of State of the State of Delaware (the time the Merger becomes effective being the "Effective Time").

SECTION 6.3       EFFECT OF THE MERGER.

                  From and after the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL. If, at any time after the Effective Time of the Merger, the Surviving Corporation determines that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its rights, title and interests in, to or under any of the rights, properties or assets of either of Merger Sub or Liberty Digital, or otherwise to carry out the intent and purposes of the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and Liberty Digital, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of each of Merger Sub and Liberty Digital, all such other actions and things, as may be necessary or desirable to vest, perfect or confirm any and all rights, title and interests in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of the Merger.

SECTION 6.4       CERTIFICATE OF INCORPORATION AND BYLAWS.

                  At the Effective Time of the Merger, the certificate of incorporation of Liberty Digital, as in effect immediately prior to such time, shall be the certificate of incorporation of the Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the DGCL. The bylaws of Liberty Digital, as in effect at the Effective Time of the Merger, shall be the bylaws of the Surviving Corporation until thereafter altered, amended or repealed as provided therein or in the DGCL or in the certificate of incorporation of the Surviving Corporation.

SECTION 6.5       CONVERSION OF SECURITIES.

                  At the Effective Time of the Merger, subject and pursuant to the terms of this Agreement and the DGCL, by virtue of the Merger and without any action on the part of Liberty Digital, Merger Sub, Liberty Media or any other person (i) each issued and outstanding share of Liberty Digital Series A Common Stock (other than the shares of Liberty Digital Series A common stock owned of record by Merger Sub as of immediately prior to the Effective Time or by a holder who validly exercises appraisal rights pursuant to Section 262 of the DGCL), shall be converted into 0.25 shares of Liberty Media Series A Common Stock, (ii) each issued and outstanding stock option and stock appreciation right with respect to underlying shares of Liberty Digital Series A Common Stock shall be assumed by Liberty Media and adjusted so as to be exercisable with respect to Liberty Media Series A Common Stock as set forth in Section 6.8 herein, (iii) each issued and outstanding or treasury share of Liberty Digital Series A Common Stock not converted into Liberty Media Series A Common Stock pursuant to clause (i) of this Section 6.5 shall be canceled and retired, (iv) each issued and outstanding or treasury share of Liberty Digital Series B Common Stock shall be canceled and retired, (v) each issued and outstanding or treasury share of Series D preferred stock, par value $0.01 per share, of Liberty Digital (the "Liberty Digital Series D Preferred Stock") shall remain issued and outstanding or in treasury, as the case may be, and shall continue as one share of Series D preferred stock, par value $0.01 per share, of the Surviving Corporation; and (vi) each issued and outstanding share of Merger Sub Common Stock shall be converted into one share of Series A common stock, par value $0.01 per share, of the Surviving Corporation.

SECTION 6.6       PAYMENT IN LIEU OF FRACTIONAL SHARES.

                  Anything contained herein to the contrary notwithstanding, Liberty Media will not issue fractional shares of Liberty Media Series A Common Stock in the Merger. A holder of shares of Liberty Digital Series A Common Stock (other than Merger Sub and other than a holder who validly exercises appraisal rights pursuant to Section 262 of the DGCL) shall be entitled to receive the number of shares of Liberty Media Series A Common Stock determined by multiplying such holder's aggregate number of shares of Liberty Digital Series A Common

Stock by the exchange ratio of 0.25. The total number of shares of Liberty Media Series A Common Stock issuable to each such holder shall be rounded down to the nearest whole number.

                  Each holder of shares of Liberty Digital Series A Common Stock who would otherwise have been entitled to a fraction of a share of Liberty Media Series A Common Stock upon surrender of certificates formerly evidencing shares of Liberty Digital Series A Common Stock for exchange pursuant to this Article VI will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by EquiServe Trust Company, N.A., or another exchange agent selected by Liberty Media (the "Exchange Agent"), on behalf of all such holders, of the aggregate fractional shares of Liberty Media Series A Common Stock issued pursuant to this Article VI. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Liberty Media Series A Common Stock delivered to the Exchange Agent by the Surviving Corporation over (ii) the aggregate number of full Liberty Media Series A Common Stock to be distributed to holders of Liberty Digital Series A Common Stock (such excess being herein called the "Excess Liberty Media Shares"). The Exchange Agent, as agent for the former holders of shares of Liberty Digital Series A Common Stock, shall sell the Excess Liberty Media Shares at the prevailing prices on the New York Stock Exchange ("NYSE"). The sales of the Excess Liberty Media Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Liberty Media Shares shall be deducted from the proceeds otherwise distributable to the former holders of Liberty Digital Series A Common Stock. Until the net proceeds of such sale have been distributed to the former holders of Liberty Digital Series A Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Liberty Digital Series A Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

SECTION 6.7       TREATMENT OF OUTSTANDING OPTIONS AND STOCK APPRECIATION
                  RIGHTS.

                  (a) At the Effective Time, each of the then outstanding options to purchase shares of Liberty Digital Series A Common Stock (each, a "Liberty Digital Option") issued by Liberty Digital pursuant to any stock plans of Liberty Digital and any non-plan options to acquire share of Liberty Digital Series A Common Stock issued by Liberty Digital pursuant to any option agreement shall be assumed by Liberty Media and adjusted so as to be exercisable for the number of shares of Liberty Media Series A Common Stock determined by multiplying the number of underlying shares of Liberty Digital Series A Common Stock on the Closing Date by the 0.25 exchange ratio, rounded down to the nearest whole share. The exercise price per share of Liberty Media Series A common stock issuable under each assumed stock option will be calculated by dividing the exercise price per share of the Liberty Digital Option before the Merger by the exchange ratio, rounded to the nearest whole cent. All other terms of each assumed stock option shall in all material respects be the same as the Liberty Digital Option immediately prior to the Closing Date, except that references therein to Liberty Digital shall generally refer to the Surviving Corporation.

                  (b) At the Effective Time, each of the then outstanding stock appreciation rights with respect to shares of Liberty Digital Series A Common Stock (each, a "Liberty Digital SAR") issued by Liberty Digital pursuant to any stock plans of Liberty Digital and any non-plan Liberty Digital SAR issued by Liberty Digital pursuant to any agreement shall be assumed by Liberty Media and adjusted so as to be exercisable with respect to shares of Liberty Media Series A Common Stock. All other terms of each assumed Liberty Digital SAR shall in all material respects be the same as the Liberty Digital SAR immediately prior to the Closing Date, except that references therein to Liberty Digital shall generally refer to the Surviving Corporation.

                  (c) The obligations with respect to all Liberty Digital Options and Liberty Digital SARs shall be obligations assumed by Liberty Media at the Effective Time. The issuance of shares of Liberty Media Series A Common Stock underlying assumed Liberty Digital Options and Liberty Digital SARs will have been registered, along with the issuance of the Liberty Media Shares, with the Securities and Exchange Commission (the "SEC") by an effective registration statement as a condition to the Closing as set forth in Section 9.2 herein.

SECTION 6.8       EXCHANGE OF SHARES.

                  (a) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, prior to the Merger, represented issued and outstanding shares of Liberty Digital Series A Common Stock ("Certificates"): (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates.

                  (b) Promptly following the surrender in accordance with such instructions of a Certificate to the Exchange Agent, together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to this
Section 6.8(c), cause to be distributed to the person in whose name such Certificate shall have been issued (or, subject to this Section 6.8(c), such person's designee):

                           (i) a certificate registered in the name of such
person (or, subject to this Section 6.8(c), such person's designee) representing the number of whole shares of Liberty Media Series A Common Stock into which the shares of Liberty Digital Series A Common Stock previously represented by the surrendered Certificate shall have been converted in the Merger at the Effective Time pursuant to this Article VI; and

                           (ii) payment (which shall be made by check) of any
cash payable in lieu of fractional shares of Liberty Media Series A Common Stock pursuant to Section 6.6 herein. Each Certificate so surrendered shall forthwith be canceled.

                  (c) In the event of a transfer of ownership of Liberty Digital Series A Common Stock which is not registered in the transfer records of Liberty Digital, certificates representing the proper number of whole shares of Liberty Media Series A Common Stock may be issued (and cash in lieu of fractional shares of Liberty Media Series A Common Stock may be paid) to the transferee if the Certificate representing such shares surrendered to the Exchange

Agent in accordance with this Section 6.8(b) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such person establishes to the satisfaction of Liberty Media that such transfer would not violate applicable federal or state securities laws.

                  (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed satisfactory to the Surviving Corporation and complying with any other reasonable requirements imposed by the Surviving Corporation, the Exchange Agent will cause to be delivered to such person in respect of such lost, stolen or destroyed Certificate the number of whole shares of Liberty Media Series A Common Stock and any cash in lieu of fractional shares of Liberty Media Series A Common Stock to which such person is entitled in respect thereof as determined in accordance with this Article VI. The Surviving Corporation may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give it a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Liberty Media or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE VII

                               IRS CLASSIFICATION

                  This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-3(a). The transactions contemplated by this Agreement are intended to qualify as a tax-free reorganization pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                                  ARTICLE VIII

                                APPRAISAL RIGHTS

                  Holders of Liberty Digital Series A Common Stock are entitled to appraisal rights in the Merger under Section 262 of the DGCL. Any payment to a holder of Liberty Digital Common Stock ordered by the Delaware Court of Chancery pursuant to Section 262 of the DGCL shall be made by the Surviving Corporation out of its own funds.

                                   ARTICLE IX

                                     CLOSING

SECTION 9.1       CLOSING.

                  Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article X hereto, and subject to the satisfaction of all conditions set forth in Section 9.2 (or waiver of such conditions to the extent such conditions may be waived), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Liberty Media, 12300 Liberty Boulevard, Englewood, Colorado 80112, at a mutually acceptable time and date (the "Closing Date").

SECTION 9.2       CONDITIONS TO CLOSING.

                  The obligations of the parties hereto to complete the transactions provided for herein are conditioned upon each of the following:

                           (i) at the Closing and at the time of filing the
Certificate of Merger, Merger Sub shall own directly of record at least 90% of the combined Liberty Digital Series A Common Stock and Liberty Digital Series B Common Stock outstanding;

                           (ii) Liberty Media's registration statement relating
to the Merger shall be effective and shall not be subject to any stop order or proceedings seeking a stop order;

                           (iii) the Closing shall not occur prior to the 20th
business day following the mailing of the notice/prospectus relating to the Merger to holders of Liberty Digital Series A Common Stock;

                           (iv) Liberty Media shall have received all state
securities laws or blue sky permits and authorizations necessary, if any, to issue the Liberty Media Shares;

                           (v) the Liberty Media Shares shall be authorized for
listing on the New York Stock Exchange, subject to official notice of issuance;

                           (vi) Liberty Media shall have obtained all required
consents and approvals from government authorities, if any; and

                           (vii) Liberty Media shall have received an opinion
from Baker Botts L.L.P. that the Merger will qualify for U.S. federal income tax purposes as a reorganization under Section 368(a) of the Internal Revenue Code.

SECTION 9.3       DELIVERIES AT CLOSING.

                  (a) Liberty Media. At the Closing, Liberty Media shall deliver to the appropriate party or parties stock certificates evidencing the Liberty Media Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, all in proper form for transfer pursuant to this Agreement.

                  (b) LMC Capital. At the Closing, LMC Capital shall deliver to the appropriate party or parties stock powers duly executed in blank and in proper form for transfer of the Liberty Media Shares pursuant to this Agreement.

                  (c) Liberty Programming. At the Closing, Liberty Programming shall deliver to the appropriate party or parties stock powers duly executed in blank and in proper form for transfer of the Liberty Media Shares pursuant to this Agreement.

                  (d) Liberty DMX. At the Closing, Liberty DMX shall deliver to the appropriate party or parties:

                           (i) stock powers duly executed in blank and in proper
form for transfer of the Liberty Media Shares pursuant to this Agreement;

                           (ii) stock certificates evidencing all the shares of
Liberty Digital Series C Convertible Preferred Stock owned by Liberty DMX, all in proper form for surrender and conversion into Liberty Digital Series B Common Stock pursuant to this Agreement; and

                           (iii) stock powers duly executed in blank and in
proper form for transfer of all the shares of Liberty Digital Series A Common Stock and Liberty Digital Series B Common Stock owned by Liberty DMX (including the shares of Liberty Digital Series B Common Stock issued to Liberty DMX upon conversion of the Liberty Digital Series C Convertible Preferred Stock as provided in clause (ii) above), accompanied by stock powers duly executed in blank, all in proper form for transfer of such shares pursuant to this Agreement.

                  (e) LMC Music. At the Closing, LMC Music shall deliver to the appropriate party or parties stock powers duly executed in blank and in proper form for transfer of all the shares of Liberty Digital Series A Common Stock owned by LMC Music, accompanied by stock powers duly executed in blank, all in proper form for transfer of such shares pursuant to this Agreement.

                  (f) Merger Sub. At the Closing, Merger Sub shall deliver to the appropriate party or parties stock certificates evidencing the shares of capital stock of Merger Sub to be issued to Liberty DMX and LMC Music, pursuant to this Agreement.

                                   ARTICLE X

                                   TERMINATION

SECTION 10.1      TERMINATION.

                  This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time (and whether before or after approval of the Board of Directors or stockholders of Merger Sub) by Liberty Media for any reason.

SECTION 10.2      EFFECT OF TERMINATION.

                  In the event of termination of this Agreement as provided by
Section 10.1, this Agreement shall forthwith become void and the parties hereto shall have no obligation or liability to each other with respect to the transactions contemplated hereby.

                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.1      NO THIRD-PARTY RIGHTS.

                  Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity (including, without limitation, any holder of a Liberty Digital Option or a Liberty Digital SAR) other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and for the benefit of no other person or entity.

SECTION 11.2      NOTICES.

                  All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telegram or confirmed facsimile, addressed to such party, c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112 or to such other address (or to the attention of such other person) as the parties may hereafter designate in writing. All such notices and communications shall be deemed to have been received on the date of delivery or the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

SECTION 11.3      ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

SECTION 11.4      AMENDMENT, MODIFICATION OR WAIVER.

                  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated other than by agreement in writing signed by the parties hereto. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instance shall be deemed or construed as a further or continuing waiver of any such term, provision or condition of this Agreement or any other term, provision or condition of this Agreement; but any party hereto may waive its rights in any particular instance by written instrument of waiver.

SECTION 11.5      BINDING EFFECT; BENEFIT; SUCCESSORS AND ASSIGNS.

                  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

SECTION 11.6      SEVERABILITY.

                  It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under all applicable laws and public policies, but that the unenforceability of any provision hereof (or the modification of any provision hereof to conform with such laws or public policies, as provided in the next sentence) shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision shall be determined to be invalid or unenforceable either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions and to alter the balance of this Agreement in order to render the same valid and enforceable, consistent (to the fullest extent possible) with the intent and purposes hereof.

SECTION 11.7      SPECIFIC PERFORMANCE.

                  Each of the parties hereto hereby acknowledges that the benefits to the other parties of the performance by such party of its obligations to be performed under this Agreement at and after the Closing are unique, that the other parties hereto are willing to enter into this Agreement only upon performance by such party of such obligations and that monetary damages may not afford adequate remedy for failure to perform any of such obligations. Accordingly, each of the parties hereto hereby consents to specific performance of its obligations hereunder to be performed at or after the Closing and waives any requirement for securing or posting of any bond in connection with the obtaining by the other party or parties of any injunctive or other equitable relief to enforce its or their rights hereunder.

SECTION 11.8      FURTHER ASSURANCES.

                  Each of the parties hereto covenants and agrees to make, execute, acknowledge and deliver such instruments, agreements, consents, assurances and documents, and take all such actions, as any other party may reasonably request and as may reasonably be required in order to effectuate the purposes and intents of this Agreement and to carry out the terms hereof, including, without limitation, to vest in Merger Sub, prior to the Effective Time, the record ownership of all of the capital stock of Liberty Digital, other than Liberty Digital Series D Preferred Stock, beneficially owned by the parties hereto as of the Closing Date.

SECTION 11.9      MISCELLANEOUS.

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement and the legal relations among the parties hereto shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

                      [Signature page immediately follows.]


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

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     LIBERTY MEDIA CORPORATION


                                     By: /s/ Elizabeth M. Markowski
                                         --------------------------------------
                                         Elizabeth M. Markowski
                                         Senior Vice President


                                     LMC CAPITAL LLC


                                     By: /s/ Elizabeth M. Markowski
                                         --------------------------------------
                                         Elizabeth M. Markowski
                                         Senior Vice President

                                     LIBERTY PROGRAMMING COMPANY LLC


                                             By LMC Capital LLC, its sole member

                                     By: /s/ Elizabeth M. Markowski
                                         ---------------------------------------
                                         Elizabeth M. Markowski
                                         Senior Vice President




                                     LIBERTY DMX, INC.


                                     By: /s/ Elizabeth M. Markowski
                                         ---------------------------------------
                                         Elizabeth M. Markowski
                                         Senior Vice President

                                     LMC MUSIC, INC.


                                     By:     /s/ Elizabeth M. Markowski
                                             -----------------------------------
                                             Elizabeth M. Markowski
                                             Senior Vice President

                                     LDIG MERGER SUB, INC.


                                     By:    /s/ Elizabeth M. Markowski
                                             -----------------------------------
                                             Elizabeth M. Markowski
                                             Senior Vice President

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